Exhibit 10.16
SECOND AMENDMENT
OF
UNITEDHEALTH GROUP
EXECUTIVE SAVINGS PLAN
(2024 Statement)
WHEREAS, UnitedHealth Group Incorporated, a Delaware Corporation (“UnitedHealth Group”) has heretofore established and maintains the UnitedHealth Group Executive Savings Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees of participating Employers under the Plan;
WHEREAS, the Plan is currently embodied in the document entitled “UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN (2024 Statement),” as amended from time to time (the “Plan Statement”);
WHEREAS, Section 11.5 of the Plan Statement provides that the Executive Vice President & Chief People Officer (“EVP CPO”) may adopt certain amendments to the Plan Statement that do not materially increase the cost of the Plan;
WHEREAS, the EVP CPO wishes to amend the Plan Statement to reflect changes in the salary grade classifications used to determine eligibility under the Plan, effective January 1, 2026; and
WHEREAS, the EVP CPO has determined that this proposed amendment is within her authority and does not materially increase the cost of the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan Statement, as previously amended, is hereby further amended in the following respects:
1. DEFINITION OF ELIGIBLE GRADE LEVEL. Effective as of January 1, 2026, Section 1.2.11(a) of the Plan Statement is amended to read as follows:
(a)In General.. For regular full-time or part-time employees: the Executive Leadership Team; the Senior Leadership Team; Salary Grades 32, 91, and 92; Medical Director Grades 2, 3 and 4 (but in the case of Medical Director Grade 2 only if base salary is equal to or exceeds any specific compensation criteria established by the Executive Vice President & Chief People Officer).

2. SPECIAL LEGACY ELIGIBILITY RULES. Effective as of January 1, 2026, Section 1.3.1 of the Plan Statement is amended to read as follows:
1.3.1. Effective for the Plan Year beginning January 1, 2023, the Executive Vice President and Chief People Officer increased the compensation criteria for employees in Medical Director Grade 2 (then known as Salary Grade M2). Any employee (i) who remains in Medical Director Grade 2, and (ii) whose base salary equals or exceeds the compensation criteria level in effect for 2022, shall be considered to be eligible to participate in the Plan for 2023 and all subsequent Plan Years (regardless of whether such

Exhibit 10.16
employee elected to defer under the Plan for 2022), provided (iii) such employee remains in Medical Director Grade 2, (iv) such employee’s base salary for 2023 and all later years equals or exceeds the compensation criteria in effect for 2022, and (v) such employee elects to defer under the Plan for 2023 and continues to elect to defer for all subsequent years.
3. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

UNITEDHEALTH GROUP INCORPORATED
Dated:December 22, 2025	By:	/s/ Erin L. McSweeney
Erin L. McSweeney
Executive Vice President & Chief People Officer